SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2025

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 1, 2025, Charter Communications, Inc. (“Charter”) entered into an employment agreement (the “Agreement”) with Richard DiGeronimo, Charter’s President, Product and Technology.

The Agreement, which is effective as of August 1, 2025, has a term ending August 1, 2027 (or upon an earlier termination of employment) and provides that Mr. DiGeronimo will continue to serve as President, Product and Technology. Mr. DiGeronimo will continue to report to the Chief Executive Officer of the Company. The Agreement provides that Mr. DiGeronimo will receive an annual base salary of at least $1,500,000 and a target annual cash bonus opportunity of 225% of his annual base salary. Mr. DiGeronimo will also continue to participate in Charter’s employee benefit plans and receive perquisites as generally provided to other senior executives of Charter. In addition, consistent with Mr. DiGeronimo’s prior employment agreement, Charter will continue to reimburse Mr. DiGeronimo for all reasonable and necessary expenses incurred in connection with the performance of his duties, and Mr. DiGeronimo is entitled to use Company aircraft for commuting and up to 50 hours of discretionary personal use per calendar year (without carryover).

If the employment of Mr. DiGeronimo is terminated involuntarily by Charter without cause or by him for good reason, he would be entitled to (a) a cash severance payment equal to the product of 2.0 multiplied by the sum of his annual base salary and target annual bonus opportunity for the year in which the termination occurs, (b) a cash payment equal to the cost of COBRA coverage for 24 months following termination, and (c) up to 12 months of executive-level outplacement services.

If Mr. DiGeronimo terminates his employment for any reason within 30 days following the expiration of the term of the Agreement due to the Company’s non-renewal of such term, he would be eligible for (a) a prorated annual bonus for the year of termination based on actual performance and (b) immediate vesting of a pro rata portion of stock options and restricted stock units awards granted on or after August 1, 2025, which vested options would remain exercisable until the fifth anniversary of the date of termination or, if earlier, the expiration date of such option.

The termination benefits described above are subject to Mr. DiGeronimo’s execution of a release of claims in favor of Charter and its affiliates. In addition, Mr. DiGeronimo has agreed to comply with covenants (a) concerning nondisclosure of confidential information, assignment of intellectual property and nondisparagement of Charter, (b) concerning noncompetition for two years following termination, and (c) concerning nonsolicitation of customers and employees of Charter for one year following termination.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1*	Employment Agreement between Charter Communications, Inc. and Richard DiGeronimo, dated August 1, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: August 5, 2025		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: August 5, 2025		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: August 5, 2025		Executive Vice President, Chief Accounting Officer and Controller